Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

 We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Digital Power Corporation 2016 Stock Incentive Plan, of our report dated March 30, 2016, with respect to the consolidated financial statements of Digital Power Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Tel Aviv, Israel

April 10, 2017